UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 20, 2012

MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1-14094
(Commission File Number)

26255 American Drive Southfield, Michigan (Address of Principal Executive Offices)	48034 (Zip Code)

(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On December 20, 2012, Star Insurance Company, a wholly owned subsidiary of Meadowbrook Insurance Group, Inc., on behalf of itself and its insurance company subsidiaries and affiliates, entered into a Multiple Line Quota Share Reinsurance Contract (the “Contract”) with Swiss Reinsurance America Corporation (the “Reinsurer”). Star Insurance Company, and its insurance company subsidiaries and affiliates, are collectively referred to as the “Company.”

The Contract shall become effective 12:01 a.m., EST on December 31, 2012 and shall remain in effect until terminated, as further described below.  The Company will cede 50% of its unearned premium relating to certain specified portions of its commercial property and casualty business (as defined by the Company) under policies in force, issued or renewed on or after the effective date and before the termination date of the Contract.  The ceded unearned premium is expected to be approximately $90.0 to $100.0 million. Commencing January 1, 2013, the Company will cede 25% of its direct written premium relating to the same defined business.  The ceded written premium in 2013 is expected to be between $90.0 and $100.0 million.

Under the Contract, the Company will receive a provisional ceding commission allowance of 35% of the premium ceded under the Contract.  Subject to the terms and conditions of the Contract, the Company may receive an additional commission based upon the profitability of the defined business.

In addition to customary termination rights for an agreement of this type, the Contract may be terminated by the Reinsurer upon 30 days’ prior notice following the Reinsurer’s receipt of notification by the Company of a reduction of 25% or more of the Company’s policyholder surplus during any calendar year.

The liability of the Reinsurer shall not exceed 80% of the ceded net earned premium, subject to a maximum of $370,000,000 for the first annual period under the Contract.  Property catastrophe losses assigned a PCS Catastrophe Serial Number by Property Claims Services, Inc.

The statements made by the Registrant under this item constitute forward-looking statements. Please refer to the Registrant's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: premium volume and operating leverage, the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance; increased rate pressure on premiums and on underwriting criteria; ability to obtain rate increases in current market conditions; investment rate of return and losses (whether realized or unrealized) in our investment portfolio; changes in and adherence to insurance or other regulation; actions taken by regulators, rating agencies or lenders, including possible downgrade of our current A- financial strength rating; attainment of certain processing efficiencies; changing rates of inflation; impairment of intangibles; general economic conditions; our possible ability to implement our capital raising and capital preservation strategies in a timely manner; and other risks identified in our reports and registration statements filed with the Securities and Exchange Commission, any of which may have a material and adverse effect on our results of operations and financial condition. The Registrant is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

a.	None.

b.	None.

c.	None.

d.	The following exhibit is hereby filed as part of this Current Report on Form 8-K:

99.1 Press Release issued by Meadowbrook Insurance Group on December 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2012	MEADOWBROOK INSURANCE GROUP, INC. (Registrant)

	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release issued by Meadowbrook Insurance Group on December 20, 2012.